Exhibit 1.1

[•] Shares*

BOUNTY MINERALS, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

St. Petersburg, Florida

[•], 2023

Raymond James & Associates, Inc.

As representative of the several underwriters

listed on Schedule I hereto

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Bounty Minerals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [•] shares of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”). Such aggregate of [•] shares to be purchased from the Company by the Underwriters are called the “Firm Shares.” In addition, the Company has agreed to issue and sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [•] shares of Class A Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this agreement (this “Agreement”) as the “Shares.” As part of the offering contemplated by this Agreement, the Representative (as defined below) has agreed to reserve out of the Firm Shares purchased by it under this Agreement up to 5% of the Class A common stock for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined in Section 1.1.1(a)) under the heading “Underwriting” (the “Directed Share Program”). The Firm Shares to be sold by the Representative pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Representative pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. Raymond James & Associates, Inc. is acting as the representative of the Underwriters and in such capacity is referred to in this

Agreement as the “Representative” or “you.” The Company and Bounty Minerals Holdings LLC (“Bounty LLC”) are hereinafter referred to as the “Company Parties.” The Company Parties and the Underwriters are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

*	Plus an additional [•] shares subject to Underwriter’s over-allotment option.

The Company is a Delaware corporation that was formed in contemplation of the proposed issuance and sale of the Shares (the “Offering”). It is understood and agreed to by the Parties that immediately prior to the initial closing of the Offering, the Company will enter into certain corporate reorganization transactions (the “Corporate Reorganization”), pursuant to which the following transactions, among others, will occur (as further described under the headings “Corporate Reorganization” and “Use of Proceeds” in the Prospectus):

a)	all of the outstanding membership interests in Bounty LLC will be converted into a single class of common units in Bounty LLC (the “Bounty LLC Units”);

b)	the Company will issue [•] shares of Class A Common Stock to purchasers in the Offering in exchange for the proceeds of the Offering;

c)

certain of the Company’s management and Bounty LLC’s investors (the “Existing Owners”) will receive a number of shares of Class B common stock, $0.01 par value per share (the “Class B Common Stock” and, together with Class A Common Stock, “Common Stock”), of the Company equal to the number of Bounty LLC Units held by such Existing Owner, following the Offering; and

d)

the Company will contribute, directly or indirectly, the net proceeds of the Offering to Bounty LLC in exchange for an additional number of Bounty LLC Units such that the Company holds, directly or indirectly, a total number of Bounty LLC Units equal to the number of shares of Class A Common Stock outstanding following the Offering.

The Company Parties wish to confirm as follows its agreement with you and the Underwriters in connection with the several purchases of the Shares from the Company.

1. Representations and Warranties of the Company Parties.

1.1. Representations and Warranties of the Company Parties.

1.1.1. The Company hereby represents and warrants to, and agrees with, each Underwriter, that:

(a) A registration statement on Form S-1 (File No. 333-268279), including a preliminary prospectus, relating to the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Act; and (iii) has become effective under the Act. As used in this Agreement:

(i) “Applicable Time” means [•] [A.M.][P.M.] (New York City time) on [•], 2022;

(ii) “Effective Date” means the date at which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission in accordance with the rules and regulations under the Act;

(iii) “Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act);

(iv) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Act), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);

(v) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Act;

(vi) “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Act to be part of such registration statement as of the Effective Date;

(viii) “Rule 462(b) Registration Statement” means any registration statement filed by the Company with the Commission to register Additional Shares pursuant to Rule 462(b) under the Act;

(ix) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act;

(x) “Time of Sale Information” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II(a) hereto and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Act; and

(xi) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(b) From the time of the initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(c) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with, the consent of the Representative and (ii) has not authorized anyone other than the Representative to engage in any Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than those listed on Schedule II(b) hereto. The Company has filed publicly on the Commission’s EDGAR database at least fifteen (15) calendar dates prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statements and amendments thereto relating to the offer and sale of the Shares.

(d) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 3.3), an “ineligible issuer” (as defined in Rule 405 under the Act).

(e) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the rules and regulations thereunder. The Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Act and on the applicable Delivery Date to the requirements of the Act and the rules and regulations thereunder.

(f) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.11.

(g) On the date of this Agreement, on the Effective Time and on the applicable Delivery Date, each Registration Statement, the Prospectus, any prospectus wrapper, and any Issuer Free Writing Prospectus complied or will comply in all material respects, and such documents and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of each jurisdiction in which the Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(h) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.11.

(i) The Time of Sale Information did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.11.

(j) Each Issuer Free Writing Prospectus listed in Schedule II(a) hereto, when taken together with the Time of Sale Information, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule II(a) hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.11. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement in any material respect. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Shares is (or but for the exemption of Rule 172 under the Act would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement in any material respect or as a result of which such Issuer

Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Time of Sale Information, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule II(b) hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.11.

(l) Each Issuer Free Writing Prospectus, conformed or will conform in all material respects to the requirements of the Act and the rules and regulations thereunder on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Act and the rules and regulations thereunder.

(m) On each of (i) the date hereof, (ii) the Closing Date and (iii) any Additional Closing Date: (A) after giving effect to the Corporate Reorganization, the capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Information and the Prospectus; (B) the outstanding shares of capital stock of the Company (including, for the avoidance of doubt, the Shares to be issued and sold to the Underwriters by the Company hereunder), after giving effect to the Corporate Reorganization, will have been duly authorized and will be, and, when the Shares have been delivered and paid for in accordance with this Agreement on each Closing Date, such Shares will have been, validly issued, fully paid, nonassessable and free of any preemptive or similar right that entitle or may entitle any person to acquire any Shares upon the issuance thereof by the Company; (C) except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company or Bounty LLC is a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of capital stock of the Company or equity interests of Bounty LLC, respectively, or any securities or obligations of the Company or Bounty LLC, respectively, convertible into, or exercisable or exchangeable for, any such shares of capital stock of the Company or equity interests of Bounty LLC, as applicable; and (D) the Common Stock and the Bounty LLC Units conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) and to the description of such Shares contained in the Prospectus.

(n) Each of the Company and its Subsidiaries (as defined below) is (i) duly incorporated or organized and validly existing as a corporation, limited liability company or other organization and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and, in the case of the Company, to execute and perform its obligations under this Agreement and (ii) duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). After giving effect to the Corporate Reorganization, the Company will not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, limited liability company, partnership, joint venture, association or other entity other than the subsidiaries listed on Schedule IV hereto (the “Subsidiaries”).

(o) The issued equity interests of each of the Subsidiaries have been, or will be as of the Closing Date, duly authorized and validly issued, are, or will be as of the Closing Date, fully paid and nonassessable and are, or will be as of the Closing Date, owned, directly or indirectly through one or more of the other Subsidiaries, by the Company free and clear of any liens, encumbrances and defects, except as disclosed in the Registration Statement and the Time of Sale Information and, after giving affect to the Corporate Reorganization, Bounty LLC; assuming no purchase of the Additional Shares, after giving effect to the Corporate Reorganization and the offering of the Firm Shares as contemplated herein and the use of proceeds therefrom, the Company will own [•] Bounty LLC Units and will be the managing member of Bounty LLC.

(p) There are no legal, governmental or regulatory proceedings pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries or to which the Company or its Subsidiaries or any of their respective properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its Subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge after reasonable investigation, is there any basis for any such action, suit, inquiry, proceeding or investigation. There is no such action, suit, inquiry, proceeding or investigation against any current or, to the knowledge of the Company, former director or officer of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has, or is reasonably likely to have, an indemnification obligation.

(q) There are no Existing Instruments (as defined in Section 1.1.1(r) hereof) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties may be bound, or any other documents, that are required to be described, filed as an exhibit to the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) that are not fairly described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus as required by the Act. All such Existing Instruments have been duly and validly authorized, executed and delivered by the Company or the applicable Subsidiary, constitute valid and binding agreements of the Company or the applicable Subsidiary and are enforceable against the Company or the applicable Subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws (collectively, the “Enforceability Exceptions”). Neither the Company nor the applicable Subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or the applicable Subsidiary under any of such Existing Instruments.

(r) Neither the Company nor any of its Subsidiaries is (i) in violation of (A) its respective formation, governing or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Subsidiaries, the violation of which would have a Material Adverse Effect, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries, the violation of which would have a Material Adverse Effect; or (ii) in default in any material respect the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any contract, agreement, indenture, lease or other instrument (each, an “Existing Instrument”) to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound which violation or default would, if continued, have, individually or in the aggregate, a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its Subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except, in each case, for events of default that would not result in a Material Adverse Effect.

(s) The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by the Enforceability Exceptions. The Fourth Amended and Restated Limited Liability Company Agreement of Bounty LLC (the “Bounty LLC Agreement”) has been duly authorized and, when executed and delivered, will constitute a valid and binding agreement of the members thereof, enforceable against such parties in accordance with its terms, subject to the Enforceability Exceptions.

(t) The Corporate Reorganization has been duly authorized by the Company and its Subsidiaries, as applicable.

(u) The Company and its Subsidiaries (i) are in compliance with all privacy and data protection laws and regulations applicable to the Company’s and its Subsidiaries’ collection, use, processing, storage, transfer, or disposal, disclosure of personal information; (ii) are in compliance with privacy policies regarding the collection, use, processing, storage, transfer and disposal of personal information in connection with the operation of their businesses; and (iii) have established and implemented commercially reasonable policies, programs and procedures, including administrative, technical and physical safeguards, to protect the confidentiality, integrity and security of personal information in their possession, custody or control, or otherwise held or processed on their behalf, except in the case of each of item (i), (ii) and (iii) hereabove where the failure to do so would not have a Material Adverse Effect.

(v) (i)(A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except in each case, as would not reasonably be expected to have a Material Adverse Effect, and (B) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and its Subsidiaries have implemented commercially reasonable controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as is customary for the Company’s business or as required by applicable regulatory standards; and (iv) the IT Systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.

(w) None of the issuance or sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the Corporate Reorganization and the transactions contemplated hereby (including in particular the application of the proceeds of the offering and sale as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus) (i) requires the consent, approval, authorization or other order of any stockholders, members, partners or other securityholders or any or any Permit (as defined in Section 1.1.1(pp) hereof), not already obtained, or registration or filing with any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the New York Stock Exchange (“NYSE”), the registration of the Class A Common Stock under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)), compliance with the applicable securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the Offering contemplated hereby as required under FINRA’s Rules of Fair Practice, (ii) conflicts with, or constitutes, or will conflict with or constitute, a breach of, or a default under, the Company’s and its Subsidiaries’ formation, governing or other organizational documents or any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or any of their respective properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, except for such conflicts, breaches, defaults or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

(x) Neither the Company nor any of its Subsidiaries has outstanding any profits interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of its capital stock, equity interests or any such other interests, in each case pursuant to any agreement or other instrument to which any of the Company or its Subsidiaries is a party or by which any of the Company or its Subsidiaries may be bound. Except for such rights as described in the Registration Statement, the Time of Sale Information or the Prospectus, no person has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the Corporate Reorganization and the transactions contemplated hereby that have not been satisfied or heretofore waived in writing; provided that, any person to whom the Company has granted registration rights is not entitled to, or has agreed not to, exercise its rights to sell any securities of the Company pursuant to such rights until after the expiration of the Lock-Up Period (as defined in Section 4.1(r)).

(y) Ernst & Young LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) of the Company, whose reports appear in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) and who have delivered the initial letters referred to in Section 7.1.5, are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) as required by the Act.

(z) The historical financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company at the respective dates or for the respective periods to which they apply; such historical financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein; and the financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma consolidated financial statements together with related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and have been properly presented on the bases described therein. Additionally, the assumptions used in the preparation thereof are reasonable for presenting the effects directly attributable to the transactions and events described therein and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The summary historical financial data included in the Preliminary Prospectus and the Registration Statement (and any amendment or supplement thereto) is fairly and accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which they have been derived. No other financial statements or schedules are required to be included in the Registration Statement.

(aa) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its Subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock, equity interests or any other such interests and neither the Company nor any of its Subsidiaries is in default under the terms of any class of its capital stock, equity interests or any other such interests or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding Common Stock or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development or event involving or that may reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, properties, net worth, result of operations or prospects of the Company.

(bb) The Shares have been approved for listing on NYSE, subject to notice of issuance.

(cc) Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, directly or indirectly, any action that constituted, or was designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, to result in a violation of Regulation M under the Exchange Act.

(dd) The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed (other than tax returns as to which the failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), which returns are complete and correct in all material respects, subject to permitted extensions, and have paid all taxes required to be paid thereon (except (i) as currently being contested in good faith and for which reserves required by GAAP have been created in the historical financial statements of the Company and (ii) which the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled.

(ee) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there are no transactions between the Company or any of its Subsidiaries, on the one hand, and any of their respective affiliates, officers, directors or securityholders, on the other hand, that are required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) no relationship, direct or indirect, exists between the Company or any of its Subsidiaries, on the one hand, and their respective affiliates, directors, officers, securityholders, customers or suppliers, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(ff) On each of (i) the Closing Date, (ii) any Additional Closing Date and (iii) after giving effect to the offering and sale of the Shares and the application of proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Subsidiaries qualifies as an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (together with the rules and regulations of the Commission thereunder, the “Investment Company Act”).

(gg) Cawley, Gillespie & Associates, Inc., whose reports appear in the Registration Statement, the Time of Sale Information and Prospectus and who has delivered the letter referred to in Section 7.1.6, was, as of the date of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its Subsidiaries.

(hh) The information contained in the Registration Statement, Time of Sale Information and the Prospectus regarding estimated proved, probable and possible reserves of the Company and its Subsidiaries is based upon the reserve reports prepared by Cawley, Gillespie & Associates, Inc. The information provided to Cawley, Gillespie & Associates, Inc. was true and correct in all material respects on the dates the reports were made. Such information was provided to Cawley in accordance with all customary industry practices.

(ii) The reserve reports prepared by Cawley, Gillespie & Associates, Inc. setting forth the estimated proved, probable and possible reserves with respect to the oil and natural gas interests held by the Company and its Subsidiaries accurately reflects in all material respects the ownership interests of the Company and its Subsidiaries in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third-party operations and other factors, in each case in the ordinary course of business, and except as disclosed in the Time of Sale Information and the Prospectus, neither the Company nor its Subsidiaries are aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the Time of Sale Information and the Prospectus and the reserve reports.

(jj) The statements set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Certain Relationships and Related Party Transactions”, “Shares Eligible for Future Sale”, “Description of Capital Stock”, “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders”, “Certain ERISA Considerations”, “Business—Legal Proceedings” and “Business—Regulation of Environmental and Occupational Safety and Health Measures”, insofar as they purport to summarize the provisions of the laws, regulations, agreements, documents or legal or governmental proceedings referred to therein, are accurate summaries of such laws, regulations, agreements, documents or proceedings in all material respects.

(kk) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s equity interests or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary, except as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(ll) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(mm) Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is based on or derived from sources that the Company believes to be accurate and reliable in all material respects.

(nn) No “forward-looking statement” (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis in the judgment of the Company.

(oo) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, after giving effect to the Corporate Reorganization, the Company and its Subsidiaries will have, directly or indirectly, (i) good and defensible title to all of the interests in oil and gas properties underlying the Company’s estimates of its reserves contained in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) good and marketable title to all other real and personal property reflected in the Registration Statement, the Time of Sale Information and the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such those (w) described in the Registration Statement, the Time of Sale Information and the Prospectus, (x) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration, participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry and arise in connection with drilling and production operations, (y) that do not materially affect the value of the business of the Company and its Subsidiaries and do not interfere in any material respect with the use made or proposed to be made of such properties by the Company and its Subsidiaries or (z) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any other real property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases, with only such exceptions as, individually or in the aggregate, are not materially burdensome and do not have or result in a Material Adverse Effect to, or interfere in any material respect with, the use of the property or the conduct of the business of the Company and its Subsidiaries. With respect to interests in oil and gas properties obtained by or on behalf of the Company and its Subsidiaries that have not yet been drilled or included in a unit for drilling, the Company and its Subsidiaries have carried out such title investigations in accordance with customary practice in the oil and gas industry in the areas in which the Company and its Subsidiaries operate.

(pp) Each of the Company and its Subsidiaries has, or will possess at the Closing Date, all permits, licenses, franchises, approvals, consents, authorizations or orders of, or registrations or filings with, any relevant federal, state, local or foreign court or governmental, regulatory or administrative authority, agency or body (each, a “Permit”), and have made all declarations, amendments, supplements and filings with the relevant federal, state, local or foreign governmental, regulatory or administrative authority, agency or body, as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such Permit has not had and is not reasonably expected to have a Material Adverse Effect; each of the Company and its Subsidiaries is, or will be at the Closing Date be, and has operated and is operating its business, in material compliance with and not in material violation of all of its obligations with respect to each such Permit; all such Permits are valid and in full force and effect and no event has occurred that allows, or after notice or lapse of time is reasonably expected to allow, revocation, suspension or termination of any such Permit or result in any other material impairment of the rights of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus; neither the Company nor its Subsidiaries have received notice of any revocation, suspension or modification of any such Permits or have any reason to reasonably expect that any such Permits will not be renewed in the ordinary course; and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries.

(qq) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Such internal controls, upon consummation of the Offering, will be overseen by the audit committee of the board of directors of the Company in accordance with the rules of the NYSE. Except as set forth in the Registration Statement, Time of Sale Information and the Prospectus, the Company has not publicly disclosed or reported to the audit committee of the board of directors of the Company or the board of directors of the Company a significant deficiency, material weakness, change in internal accounting controls or fraud involving management or other employees who have a significant role in internal accounting controls, or any violation of, or failure to comply with, any applicable securities laws and regulations that, if determined adversely, would have a Material Adverse Effect.

(rr) Each of the Company and its Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) complying with the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial or accounting officer, or such officers holding similar roles, by others within those entities, to allow timely decisions regarding disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and such disclosure controls and procedures are effective to perform the functions for which they were established; to the extent applicable, the principal executive officer and principal financial or accounting officer, or such officers holdings similar roles, of the Company and its Subsidiaries have made all certifications required by the Sarbanes-Oxley Act of 2002 (together with any rules and regulations promulgated by the Commission and Nasdaq thereunder, the “Sarbanes-Oxley Act”); the Company and its Subsidiaries are, and the Company and its Subsidiaries’ have taken all necessary actions to ensure that their respective directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(ss) The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act, to the extent applicable;

(tt) In the five (5) years prior to the date hereof, neither the Company, its Subsidiaries, or its or their directors, officers or employees or, to the knowledge (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)) of the Company, its or their agents or any other third party acting on behalf of any of them, is aware of or has taken any action, directly or indirectly, that would result in a violation of any applicable anti-corruption or anti-bribery law, including but not limited to the FCPA, the U.K. Bribery Act 2010, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any rules or regulations relating to the foregoing (collectively, the “Anti-Corruption Laws”), including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any officer or employee of any level of government, or any department or agency thereof, including any state-owned or operated entity, of a public international organization, or a political party, party official, or candidate for domestic or foreign political office; or (iii) making any other bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its Subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with, and have instituted and maintain policies and procedures designed to ensure continued compliance with the Anti-Corruption Laws. No action, suit, investigation or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company after reasonable investigation, threatened.

(uu) In the five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries nor any director or officer or, to the knowledge of the Company, any employee, agent or affiliate of the Company or any of its Subsidiaries, is an individual or entity that is or was, or is owned or controlled by an individual or entity that is or was, currently or within the past five years, the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, U.S. Department of Commerce, or U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore or other relevant sanctions authority (collectively, the “Sanctions,” and each such individual or entity a “Restricted

Party”), nor is the Company or any of its Subsidiaries or any director, officer or employee or, to the knowledge of the Company, any agent or affiliate of the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, the Crimea, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Restricted Jurisdiction”); and the Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, or other individual or entity (i) to fund or facilitate any activities of or business with any Restricted Party or any other individual or entity that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in or with any Restricted Jurisdiction or (iii) in any other manner that will or reasonably could result in a violation by any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in any and will not knowingly engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was a Restricted Party or otherwise the subject or the target of Sanctions or with any Restricted Jurisdiction.

(vv) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with, and each has taken and will continue to take reasonable action designed to comply with, applicable financial recordkeeping and reporting requirements, including the (a) the Bank Secrecy Act of 1970, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), (b) the applicable money laundering statutes of all jurisdictions applicable to the Company or its Subsidiaries, (c) the rules and regulations under items (a), (b) and (c) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (together, the “AML Laws”); and no action, suit, investigation or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any AML Law is pending or, to the knowledge of the Company after reasonable investigation, threatened.

(ww) No labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the Company’s knowledge after reasonable investigation, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any of its Subsidiaries. There has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of U.S. Employee Retirement Income Security Act of 1974, as amended (together with the rules and regulations promulgated thereunder, “ERISA”) concerning the employees of the Company or any of its Subsidiaries, in each case, which would reasonably be expected to result in a Material Adverse Effect.

(xx) No dispute with an independent contractor of the Company or any of its Subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key independent contractor or significant group of independent contractors of the Company or any of its Subsidiaries plans to terminate its relationship with the Company or any of its Subsidiaries prior to the completion of such independent contractor’s service term.

(yy) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are, and for the past five years have been, (A) in compliance with any and all applicable Environmental Laws (as defined hereinafter), (B) have received and maintain all Permits required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such Permit; (ii) there are no proceedings that are pending, or to the Company’s knowledge after reasonable investigation, threatened, against the Company or any of its Subsidiaries under Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended; (iv) neither the Company nor any of its Subsidiaries owns, leases or operates any property that appears on any list of contaminated sites compiled by any state or local governmental agency; and (v) there are no costs or liabilities related to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties in compliance with Environmental Laws or any Permit required thereunder, any related constraints on operating activities and any potential liabilities to third parties), and the Company and its Subsidiaries do not currently anticipate such costs or liabilities. For the purpose of this Section 1.1.1(yy), “Environmental Laws” means any and all federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Materials”), or human health and safety (to the extent related to exposure to Hazardous Materials).

(zz) After giving effect to the Corporate Reorganization, each of the Company and its Subsidiaries owns or has, or will own or have as of the Closing Date or will be able to acquire on reasonable terms promptly following the Closing Date, full right, title and interest in and to, or a valid license to use, each Intellectual Property Right necessary for the Company and its Subsidiaries to conduct the business now operated by them, or presently employed or contemplated by them, and none of the Company or its Subsidiaries has created any material lien, charge or encumbrance on, or granted any right or license with respect to, any such Intellectual Property Right, except where the failure to own or obtain a license or right to use any such Intellectual Property Right has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its Subsidiaries alleging that the Company or its Subsidiaries infringe upon, misappropriate or conflict with any Intellectual Property Right of a third party and the Company and its Subsidiaries have not received any written notice alleging that the Company or its Subsidiaries, infringes upon, misappropriates, or conflicts with the Intellectual Property Rights of any third party. Neither the Company nor any of its Subsidiaries has become aware that any Intellectual Property Right owned by the Company or its Subsidiaries is infringed upon, misappropriated or violated by, any third party in a manner that would be reasonably likely to result in a Material Adverse Event. For the purpose of this Section 1.1.1(zz), “Intellectual Property Right” means any (a) trade name, trademark, service mark and registrations thereof, (b) patent and applications thereof, (c) copyright and copyrightable works, (d) domain name and other source indicator, (e) trade secret, technology, know-how, proprietary or confidential information and (f) other intellectual property and related proprietary rights, interests and protection.

(aaa) Except as would not reasonably be expected to have a Material Adverse Effect and as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of its Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are adequate and customary for the businesses in which they are engaged; all insurance policies and fidelity or surety bonds insuring the Company and its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its Subsidiaries has been refused any material insurance coverage sought or applied for. There are no claims by the Company or any of its Subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage, through notice of amendment, modification, revocation or otherwise, as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(bbb) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (as defined under Section 3(3) ERISA) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates existing on the date hereof (each, an “Employee Plan”) is, and has been maintained and administered, in compliance in all respects with ERISA, the Internal Revenue Code of 1986, as amended (the “Code”) and all other applicable state and federal laws and regulations. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Employee Plans; (ii) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur; (iii) no Employee Plan, if such Employee Plan was terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (iv) neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Plans (including any “multiemployer plan”, as defined in ERISA) or (b) Sections 412, 4971, 4975 or 4980B of the Code; (v) each Employee Plan that is intended to be qualified under

Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that could cause the loss of such qualification; and (vi) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies. For the purpose of this Agreement, “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.

(ccc) The Company has not offered or sold, or caused the Underwriters to offer or sell, any Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ddd) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Representative will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(eee) The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties or other similar taxes or duties, if any, incurred by the underwriters in connection with the Directed Share Program.

2. Agreements to Sell and Purchase.

2.1. Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell the Firm Shares to the Underwriters. Upon the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[•] per Share (the “Purchase Price Per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

2.2. The Company hereby also agrees to issue and sell the Additional Shares to the Underwriters. Upon the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for thirty (30) days from the date of the Prospectus to purchase from the Company in whole or in part the Additional Shares at the Purchase Price Per Share. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised within thirty (30) days after the date of the Prospectus from time to time, in whole or in part.

3. Terms of Public Offering; Delivery of the Shares and Payment Therefor.

3.1. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any of their respective “affiliates” (as defined in Rule 405 under the Act) (the “Affiliates”).

3.2. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on [•], 2023, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on [•], 2023 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9 hereof.

3.3. Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (each, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten (10) business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from the Representative to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within thirty (30) days after the date of the Prospectus and must set forth the aggregate number of Additional Shares as to which the Underwriters are exercising the option. The place of closing for the Additional Shares and any Additional Closing Date may be varied by agreement between you and the Company. The Closing Date and any Additional Closing Date are sometimes each referred to as a “Delivery Date”.

3.4. The Shares and any Additional Shares to be purchased hereunder shall be delivered to you through The Depositary Trust Company (“DTC”) on the Closing Date or any Additional Closing Date, as the case may be, against payment of the aggregate Purchase Price Per Share for the Shares sold hereunder by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or any such Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company.

3.5. It is understood that the Representative has been authorized, for its own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the aggregate Purchase Price Per Share for the Shares that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

3.6. Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

4. Covenants and Agreements of the Company.

4.1. Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

(a) The Company will use its reasonable best efforts to (i) keep effective the Registration Statement and any amendments thereto and (ii) prevent the issuance of any order described in Section 4.1(b)(v) hereof;

(b) The Company will advise you promptly:

(i) when the Registration Statement has become effective and the time and date of any filing of any amendment or supplement to the Registration Statement, any Prospectus and any Issuer Free Writing Prospectus, and the time and date that any post-effective amendment to the Registration Statement becomes effective;

(ii) if Rule 430A under the Act is employed, the time and date of filing of the Prospectus pursuant to Rule 424(b) under the Act;

(iii) the time and date of filing of any Rule 462(b) Registration Statement;

(iv) of (x) the receipt of any comments of the Commission, (y) any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or any Prospectus or (z) any request by the Commission for additional information;

(v) of (y) the issuance by the Commission or any other government or regulatory authority of any stop order suspending the effectiveness of the Registration Statement, suspending the qualification of the Shares for offering or sale in any jurisdiction, or preventing or suspending the use of the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus or (z) the initiation or, to the knowledge of the Company, threatening, of any proceeding for the purpose of any order referred to under item (y) or initiated pursuant to Section 8A of the Act; and

(vi) within the Prospectus Delivery Period (as defined in Section 4.1(j) hereof), of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any material additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law;

(c) The Company will use its reasonable best efforts to prevent the issuance of any stop order as referred to under Section 4.1(b)(v). If at any time the Commission or any other government or regulatory authority shall issue any stop order as referred to under Section 4.1(b)(v), the Company will use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(d) The Company will provide the Underwriters with copies of the form of any Prospectus, without charge, in such number as the Underwriters may reasonably request, and file the Rule 424(b) Registration Statement and such Prospectus with the Commission in accordance with, and within the time period specified by, Rule 424(b) and Rule 430(A) under the Act before the close of business on the second business day immediately following the date hereof;

(e) The Company will furnish to you, without charge, such number of conformed copies of the Registration Statement and the Rule 424(b) Registration Statement, without exhibits thereto, and any amendment thereto, as you may reasonably request;

(f) The Company will promptly prepare and file with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that may be (i) in the judgment of the Company, be required (y) to comply with the Act or any other law or (z) in relation to Section 1.1.1(a) hereof or (ii) requested by the Commission;

(g) Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Prospectus, (y) any Rule 462(b) Registration Statement or (z) any amendment or supplement to the Registration Statement or the Prospectus, or (iii) distributing any amendment or supplement to the Time of Sale Information or the Prospectus, the Company will furnish promptly to the Representative and counsel to the Underwriters a copy of such proposed document for review and will not use, authorize, approve, refer to, distribute or file any such document to the extent that (A) the Representative has not consented to the Company’s performance of such actions (which consent shall not be unreasonably withheld) or (B) it is not in compliance with the Act or any other law;

(h) The Company will not make any offer relating to the Class A Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent;

(i) The Company will, pursuant to reasonable procedures developed in good faith, retain any Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or any Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will (x) notify you and (y) prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(j) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Company a prospectus is required by the Act to be delivered in connection with the offering and sale of the Shares by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request;

(k) The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered and/or sold by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering and sale of the Shares and for the Prospectus Delivery Period. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the Offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Company is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 4.1(a) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof;

(l) The Company will reasonably cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing;

(m) The Company will make generally available to its securityholders as soon as reasonably practicable an earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve (12)-month period commencing after the effective date of the Registration Statement or any Rule 462(b) Registration Statement, as the case may be, and ending not later than fifteen (15) months thereafter, which such earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

(n) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus;

(o) The Company will cause each officer and director of the Company set forth on Schedule III(a) and (b) hereto to furnish to the Representative, prior to the Closing Date, duly executed lock-up letter(s), which shall be substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”);

(p) Both the amended and restated certificate of incorporation of the Company (the “Amended and Restated Charter”) and the Bounty LLC Agreement that will be in effect immediately following the Closing Date will include the provisions, which shall be substantially in the form of Exhibit B hereto and (the “Lock-Up Provisions”) which prohibit the transfer, sale, pledge or other disposition by each Existing Owner of (or entry into any transaction or device that is designed to, or could be expected to, result in the disposition at any time in the future of) any shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Class A Common Stock for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”);

(q) During the Lock-Up Period, the Company will not take, and will not cause Bounty LLC to take, any actions or steps to amend, restate and/or change the Amended and Restated Charter and/or the Bounty LLC Agreement, respectively, in a manner inconsistent with the Lock-Up Provisions and will not waive, and will not cause Bounty LLC to waive, the Lock-Up Provisions without the prior written consent of the Representative and will take, and will cause

Bounty LLC to take, all reasonably necessary actions to preserve the Lock-Up Provisions during the Lock-Up Period. The Company will direct, and will cause Bounty LLC to direct, its transfer agent to place stop transfer restrictions upon the securities subject to the Lock-Up Provisions and the Company will not, and will not cause Bounty LLC to, during the Lock-Up Period, deliver any instruction or opinion of counsel to its transfer agent permitting the removal of such stop transfer restrictions without the prior written consent of the Representative;

(r) During the Lock-Up Period, the Company will not, directly or indirectly:

(i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Class A Common Stock (other than the Class A Common Stock issued pursuant to the terms of this Agreement (including, for the avoidance of doubt, the Additional Shares), the issuance of Common Stock and Bounty LLC Units in connection with the Corporate Reorganization and the Offering, the issuance by the Company of shares of Class A Common Stock upon the exchange of Class B Common Stock together with Bounty LLC Units pursuant to the Bounty LLC Agreement, as described in the Time of Sale Information and the Prospectus, or any Class A Common Stock, bonus or other options or rights granted or exercised pursuant to any employee stock plan (the “Stock Options”) or Class A Common Stock issued pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for Class A Common Stock (other than Stock Options or Class A Common Stock issued pursuant to currently outstanding options, warrants or rights), whether any such transaction is to be settled by delivery of any shares of Class A Common Stock or other securities, in cash or otherwise;

(ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Class A Common Stock, whether any such transaction is to be settled by delivery of any shares of Class A Common Stock or other securities, in cash or otherwise;

(iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in any shares of Class A Common Stock or other securities within the meaning of Section 16 of the Exchange Act;

(iv) file or cause to be filed a registration statement (other than any registration statement on Form S-8 relating to a long-term incentive plan described in the Prospectus, the Registration Statement or any amendment or supplement to the Registration Statement filed in accordance with this Agreement), including any amendments thereto, with respect to the registration of any shares of Class A Common Stock or securities convertible into, exercisable or exchangeable for, any shares of Class A Common Stock or any other securities of the Company; or

(v) publicly disclose the intention to take any of the actions described under Sections 4.1(r)(i), 4.1(r)(ii), 4.1(r)(iii) or 4.1(r)(iv), in each case without the prior written consent of the Representative;

(s) At the request of the Representative, prior to the Closing Date and any Additional Closing Date, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and the Subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus;

(t) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause, result in, or constitute, stabilization or manipulation of the price of the shares of Class A Common Stock to facilitate the sale or resale of any of the Shares;

(u) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the offering and sale of the Class A Common Stock or other securities relating thereto is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) or (ii) completion of the Lock-Up Period; and

(v) Neither the Company nor any of its Subsidiaries shall invest or otherwise use the proceeds received from the sale of the Shares in such manner as it would qualify as an “investment company” or an “affiliated person” of, or “promoter”, “principal investor” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act.

5. Expenses.

5.1. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus) and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, any Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus), the Blue Sky memoranda, this Agreement, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 4.1(l) hereof, all expenses, if any, in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on NYSE; (vi) the cost of tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (vii) the cost of preparing stock certificates, if applicable; (viii) the costs and charges of any transfer agent or registrar; (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer; (x) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (xi) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (xii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the sale of Shares including, without limitation, any travel expenses of the Company’s officers and employees; provided, however, that the amounts payable by the Company pursuant to clauses (iii) and (iv) solely with respect to fees and disbursements for Underwriters’ counsel, shall not exceed $[ • ] in the aggregate; provided, further, that the Underwriters shall be responsible for 50% of the costs of any private aircraft chartered by or on behalf of the Company in connection with such presentations.

5.2. Except as provided in this Section 5 and in Section 6 hereof, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of their counsel and any road show expenses incurred by them; provided that the Company has agreed to reimburse the Underwriters for such other costs and expenses in an amount up to $[●].

6. Indemnification and Contribution.

6.1. Subject to the limitations in this Section 6, the Company agrees to indemnify and hold harmless each Underwriter, the Affiliates, directors, officers, employees and agents thereof and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys’ fees and expenses of one firm and one local counsel per jurisdiction in which any such loss, claim, damage, liability or expense occurs (collectively, the “Damages”), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Prospectus, the Registration Statement, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished to the Company by or on behalf of any Underwriter through you, for use in connection therewith. The indemnification provided in this Section 6 shall be in addition to any liability that the Company may otherwise have.

The Company agrees to indemnify and hold harmless the Representative and its Affiliates and each person, if any, who controls the Representative within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all Damages (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than Damages (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of the Designated Entities.

6.2. In addition to its other obligations under this Section 6, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company Parties contained herein or failure to perform its obligations hereunder, all as set forth in this Section 6, the Party against whom indemnification is being sought will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

6.3. If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought by any third party against any Underwriter or any person controlling any Underwriter (each, an “Indemnified Party” and together, the “Indemnified Parties”) and (ii) indemnity may be sought against the Company pursuant to Section 6.1 (each, an “Indemnifying Party” and together, the “Indemnifying Parties”) in respect of such action, suit, proceeding or claim, (a) the Indemnified Party(ies) shall promptly notify in writing the Indemnifying Party(ies), and (b) such Indemnifying Party shall assume the defense of the Indemnified Party(ies), including the employment of counsel reasonably acceptable to the Indemnified Party(ies) and the payment of all reasonable fees of and expenses incurred by such counsel, provided that (y) the failure to notify the Indemnifying Party(ies) shall not relieve it (them) from any liability that it (they) may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and (z) the failure to notify the Indemnifying Party(ies) shall not relieve it (them) from any liability that it (they) may have to any Indemnified Party otherwise than under this Section 6. The Indemnified Party(ies) shall have the right to employ separate counsel in any such action, suit, proceeding or claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of the Indemnified Party(ies), unless (i) the Indemnifying Party(ies) has (have) agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party(ies) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Party(ies) or (iii) the named parties to any such action, suit, proceeding or claim (including any impleaded parties) include both the Indemnified Party(ies) and the Indemnifying Party(ies), and the Indemnified Party(ies) shall have been advised by its (their) counsel that one or more legal defenses may be available to it that may not be available to the Indemnified Party(ies), or that representation of the Indemnified Party(ies) and the Indemnifying Party(ies) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party(ies) shall not have the right to assume the defense of such action, suit, proceeding or claim on behalf of the Indemnified Party(ies) but the Indemnifying Party(ies) shall not be liable for the fees and expenses of more than one counsel for all Indemnified Parties). The Indemnifying Party(ies) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit, proceeding or claim, the Indemnifying Party(s) agree(s) to indemnify and hold harmless any Indemnified Party from and against any Damages by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Sections 6.1 and 6.2 hereof.

6.4. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the several indemnity from the Company to each Underwriter set forth in Section 6.3 hereof, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, which information is specified in Section 6.11. If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Free Writing Prospectus (including any Issuer Free Writing Prospectus), or any amendment or supplement thereto, and (ii) indemnity may be sought against any Underwriter pursuant to this Agreement in respect of such action, suit, proceeding or claim, such Underwriter shall have the rights and duties given to the Company by Section 6.3 (except that, if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel in such action, suit, proceeding or claim and participate in the defense of the Company, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, any of its directors, any of its officers and any such controlling persons, shall have the rights and duties given to the Underwriters by Section 6.3.

6.5. In any event, the Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any current or threatened claim, action, suit or proceeding in respect of which an indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless (i) such settlement, compromise or consent includes an unconditional release of all Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in form and substance reasonably satisfactory thereto, from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of the Underwriters and any such controlling person. Notwithstanding the foregoing, if at any time any Underwriter (or any such controlling person) shall have requested the Company to reimburse such Underwriter (or controlling person) for any fees and expenses of counsel as contemplated by Section 6.3 hereof, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than thirty (30) days after receipt by the Company of the aforesaid request, (b) the Company shall not have reimbursed such Underwriter (or controlling person) in accordance with such request prior to the date of such settlement and (c) such Underwriter (or controlling person) shall have given the Company at least thirty (30) days’ prior notice of its intention to settle.

6.6. If the indemnification provided for in this Section 6 is unavailable or insufficient for any reason whatsoever to an Indemnified Party in respect of any Damages referred to herein, then an Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.7. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6.6 hereof. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section

6.6 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 6.1 in respect of such action or proceeding, then in addition to such separate firm for the Indemnified Parties, the Indemnifying Party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Representative for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Representative within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 9 hereof) and not joint.

6.8. Notwithstanding Section 6.2 hereof, any Damages for which an Indemnified Party is entitled to indemnification or contribution under this Section 6 shall be paid by the Indemnifying Party to the Indemnified Party as Damages are incurred after receipt of reasonably itemized invoices therefor.

6.9. A successor to any Underwriter or the Company, the directors or officers of any Underwriters or the Company or any person controlling any Underwriters or the Company as referred this Section 6 shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6. The term “successors” as used herein, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.

6.10. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 6.2 hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the Party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the Party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in Section 6.2 hereof, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of Section 6.2 hereof.

6.11. The Underwriters severally confirm and the Company acknowledges and agrees that the disclosures appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication or in any amendment or supplement thereto.

7. Conditions of Underwriters’ Obligations.

7.1. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions which shall be fulfilled on each of the Closing Date and any Additional Closing Date (unless otherwise provided hereinafter or as the context may require):

7.1.1. Certain Filings. The Registration Statement shall have been declared effective. The Prospectus shall have been timely filed with the Commission in accordance with Section 4.1(d). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement.

7.1.2. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there shall not have been any change in the capitalization of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material liabilities, obligations or transaction, whether indirect, direct or contingent, that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in its future earnings shall have been incurred or entered into by the Company or any of its Subsidiaries, (ii) no material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not insured) that had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect shall have been sustained by the Company or any of its Subsidiaries, (iv) no dividends or other distributions with respect to its capital stock, equity interests or any other such interests shall have been paid or declared by the Company or any of its Subsidiaries, (v) there shall have been no default under the terms of any class of capital stock, equity interests or any other such interests or any outstanding debt obligations of the Company or any of its Subsidiaries, (vi) no legal, governmental, regulatory or administrative action, suit, inquiry, proceeding or investigation against or involving the Company, any of its Subsidiaries or any of their respective properties that is material to the Company or any such Subsidiary or that could reasonably be expected, individually or in the aggregate, to prevent or affect the transactions contemplated by this Agreement or result in a Material Adverse Effect shall have been instituted or threatened and (vii) there shall not have been any material change, or any development or event involving or that may reasonably be expected to result in a material change, in the condition (financial or otherwise), business, management, properties, net worth, results of operations or prospects of the Company or any of its Subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the Offering or purchase of the Shares as contemplated hereby.

7.1.3. Opinions and 10b-5 Statement of Counsel to the Company. You shall have received an opinion and 10b-5 statement, dated the Closing Date or any Additional Closing Date, as the case may be, satisfactory in form and substance to counsel for Underwriters, from Kirkland & Ellis LLP, counsel to the Company, substantially to the effect set forth in Exhibit B.

7.1.4. Underwriters’ Counsel Opinion and 10b-5 Statement. You shall have received an opinion and 10b-5 statement of Vinson & Elkins L.L.P., as counsel for the Underwriters, dated the Closing Date or any Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and such counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

7.1.5. Accountant Comfort Letters. The Representative shall have received “comfort letters,” dated the date hereof, of Ernst & Young LLP, in form and substance reasonably satisfactory to the Representative, covering the financial information included or incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, any Prospectus, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) and any Written Testing-the-Waters Communication and other customary matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. In addition, on the Closing Date and any Additional Closing Date, the Representative shall have received from Ernst & Young LLP “bring-down comfort letters” dated the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, in the form of the “comfort letters” delivered on the date hereof, except that (i) it shall state the conclusions and findings of Ernst & Young LLP with respect to the financial information included or incorporated by reference in the Registration Statement and the Prospectus and any amendment or supplement thereto and other customary matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) procedures shall be brought down to a date no more than three (3) business days prior to such Closing Date or Additional Closing Date, as the case may be, except as otherwise agreed by the Representative.

7.1.6. Reserve Engineer Comfort Letters. The Representative shall have received “comfort letters,” dated the date hereof, of Cawley, Gillespie & Associates, Inc., independent petroleum engineers, in form and substance reasonably satisfactory to the Representative, covering the oil and gas reserves information included or incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, any Prospectus, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) and any Written Testing-the-Waters Communication and other customary matters. In addition, on the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received from Cawley, Gillespie & Associates, Inc. “bring-down comfort letters” dated such Closing Date or

Additional Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, in the form of the “comfort letters” delivered on the date hereof, except that (i) they shall cover the oil and gas reserves information included or incorporated by reference in the Registration Statement and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) business days prior to the Closing Date or any Additional Closing Date, as the case may be, except as otherwise agreed by the Representative.

7.1.7. Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(a) That the representations, warranties and agreements of the Company Parties in this Agreement are accurate in all material respects (except to the extent already qualified by materiality) on and as of such Delivery Date, and the Company has complied in all material respects with all its agreements contained herein and satisfied in all material respects the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(b) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the best of their knowledge, threatened or contemplated by the Commission;

(c) That no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect; and no proceedings or examination for such purpose shall be pending or, to the best of their knowledge and after reasonable investigation, threatened or contemplated by the authorities of any jurisdiction;

(d) That they have examined the Registration Statement, the Prospectus and the Time of Sale Information, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Time of Sale Information, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth, and taken as a whole, would have a Material Adverse Effect; and

(e) That no event, development or change as described in Section 7.1.8 (provided that no representation with respect to the judgment of the Representative need be made) or Section 7.1.9 has occurred or could reasonably be expected to occur.

7.1.8. No Material Adverse Effect.

(a) Neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Time of Sale Information and the Prospectus, any loss or interference with its business that had or could reasonably be expected to have, in the aggregate, a Material Adverse Effect from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and

(b) since the date specified in clause (a), there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, except as described in the Registration Statement, the Time of Sale Information and the Prospectus or in connection with the Corporate Reorganization;

the effect of which, in any such case described in clause (a) or (b), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

7.1.9. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any Additional Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such nationally recognized statistical rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

7.1.10. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the NYSE, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state or Israeli authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

7.1.11. The Shares shall have been approved for listing on NYSE, subject to notice of issuance.

7.1.12. At or prior to the Closing Date and any Additional Closing Date, you shall have received a Lock-Up Agreement duly executed by each of the parties set forth on Schedule III(a) and (b).

7.1.13. At or prior to the Closing Date, the Company and Bounty LLC shall have entered into the Amended and Restated Charter and the Bounty LLC Agreement, respectively, which shall contain the Lock-Up Provisions and shall be applicable to each Existing Owner.

7.1.14. At or prior to the Effective Date, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the Offering contemplated hereby.

7.1.15. You shall have received satisfactory evidence, as of the Closing Date and any Additional Closing Date, of the good standing of the Company and each of the Subsidiaries in their respective jurisdictions of organization and in such other jurisdictions as you may reasonably request, in each case, in writing from the appropriate governmental authorities of such jurisdictions.

7.1.16. The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

7.1.17. The Company shall have furnished to you evidence reasonably satisfactory to you that the Corporate Reorganization shall have occurred or will occur as of the Closing Date, in each case as described in the Prospectus without material modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to you and which, in your judgment, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Shares at the Closing Date on the terms and in the manner contemplated in the Prospectus.

7.2. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

7.3. If any of the conditions hereinabove provided for in this Section 7 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date or any relevant Additional Closing Date. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the Parties in accordance with Section 19 hereof and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 5 and 6 shall at all times be effective as of and from the execution and delivery of this Agreement by the Parties.

9. Defaulting Underwriters.

9.1. If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (1/10) of the aggregate number of the Shares (including after giving effect to any arrangements between you and the Company for the purchase of the Shares as referred to under Section 9.2 hereof), the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or any Additional Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in any agreement among the Underwriters, to purchase the Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase.

9.2. If (a) any Underwriter or Underwriters shall fail or refuse to purchase the Shares on the Closing Date or any Additional Closing Date, (b) the aggregate number of Shares with respect to which such default occurs is more than one-tenth (1/10) of the aggregate number of Shares to be purchased on such Closing Date and (c) arrangements satisfactory to you and the Company for the purchase of such Shares are not made within forty-eight (48) hours after such default, either you or the Company shall have the right to:

(i) terminate this Agreement without any liability on the part of any non-defaulting Underwriter or, except as provided in Sections 5 and 6 hereof (provided that if such default occurs with respect to any Additional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Additional Shares purchased prior to such termination), the Company; or

(ii) postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Information and the Prospectus or any other documents or arrangements may be effected.

9.3. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any such default of such Underwriter under this Agreement.

10. Termination of Agreement.

10.1. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Shares, if, prior to that time, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the NYSE, (ii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred and shall be continuing, (iii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, taken as a whole with any other event specified in this clause (iv), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Firm Shares on the terms and in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus.

10.2. Notice of such cancellation shall be promptly given to the Company and its counsel by e-mail or telephone and shall be subsequently confirmed by letter.

11. Surviving provisions. The provisions of Sections 5 and 6 hereof and the representations and warranties of the Company set forth in Section 1.1.1 and of this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Affiliates of any Underwriters, the directors or officers of any Underwriters or the Company or each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) delivery and acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement for any reason whatsoever.

12. Miscellaneous. Except as otherwise provided in Sections 4, 7.3 and 10.2 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

12.1. to the Company, to the following address:

Bounty Minerals, Inc.

777 Main Street, Suite 3400

Fort Worth, Texas 76102

Attention:         Tracie Palmer

Telephone:       (817) 332-2711

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention:          Sean T. Wheeler, P.C.

    Debbie P. Yee, P.C.

    Anne G. Peetz

Telephone:         (713) 836-3427

    (713) 836-3630

    (713) 836-3711

12.2. to the Underwriters, to the following address:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention:          Tom Donegan

Telephone:        (727) 567-1009

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention:         Douglas E. McWilliams

   Thomas G. Zentner III

Telephone:       (713) 758-3613

   (713) 758-3671

13. Benefit. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and any other Indemnified Party referred to in Section 6 hereof. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein.

14. Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering and sale of the Shares, represents the entire agreement among the Company and the Underwriters with respect to the preparation of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, any Prospectus, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) and any Written Testing-the-Waters Communication, the purchase and sale of the Shares and the conduct of the Offering contemplated hereby.

17. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

18. Applicable Law, Arbitration and Waiver of Jury Trial.

18.1. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

18.2. All claims arising out of the interpretation, application or enforcement, or otherwise relating to the subject matter, of this Agreement, including, without limitation, any breach of this Agreement, shall be settled by final and binding arbitration (the “Arbitration”) in New York, New York, in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with the American Arbitration Association commercial rules. The decision of the arbitrators shall be binding on each of the Company and the Underwriters and may be entered and enforced in any court of competent jurisdiction by any such Party(ies). Each such Party shall initially bear its own legal fees and costs in connection with the Arbitration provided, however, that each such Party shall pay one-half of any fees and expenses of the Arbitration. However, after the issuance of the award, the non-prevailing Party (as determined by the arbitrators) will (i) bear all costs of Arbitration including the cost and expenses of the arbitrators and the cost of the proceedings and (ii) reimburse the prevailing Party for its costs, expenses, attorneys’ fees and other legal expenses incurred in connection with the related dispute and the Arbitration. The Arbitration shall be pursued and brought to conclusion as rapidly as is possible.

18.3. TO THE EXTENT PERMITTED BY LAW, EACH OF THE COMPANY AND THE UNDERWRITERS VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

19. Counterparts. This Agreement may be signed in various counterparts, each of which shall be deemed to be an original, which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one (1) counterpart hereof shall have been executed on behalf of each Party.

20. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the Parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Company in connection with the offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to public offering price of the Shares, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering and sale of the Shares that are not limited to the difference between the price to the public and the purchase price paid to the Company for the Shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

21. Research Analyst Independence. The Company acknowledges that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Class A Common Stock and/or the Offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division. The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Class A Common Stock or any other securities of the Company.

[Remainder of page intentionally left blank – Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

Very truly yours,

BOUNTY MINERALS, INC.

Name: Tracie Palmer
Title: Chief Executive Officer and President

[Signature Page to Underwriting Agreement]

CONFIRMED as of the date first above mentioned, on behalf of the Representative and the Underwriters.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Name:	Number of Firm Shares	Number of Additional Shares
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
Stephens Inc.

Total

Sch. I-1

SCHEDULE II

(a) Issuer Free Writing Prospectuses

[•]

(b) Written Testing-the-Waters Communications

[•]

Sch. II-1

SCHEDULE III

Persons Subject to Lock-up

(a) Directors

I. Jon Brumley

Jennifer Dempsey

Courtney Bass

John C. Goff

Ricky Brown

Billy Rosenthal

James A. Winne III

(b) Officers

Tracie Palmer

Kathy Van Zandt

Sch. III-1

SCHEDULE IV

Subsidiaries

•	Bounty Minerals Holdings LLC

•	Bounty Minerals Management LLC

•	Bounty Minerals LLC

•	Bounty Minerals BlockerCo LLC

•	Bounty Minerals EmployeeCo LLC

Sch. IV-1

EXHIBIT A

Form of Lock-Up Agreement

[●], 2022

BOUNTY MINERALS, INC.

777 Main Street, Suite 3400

Fort Worth, Texas 76102

RAYMOND JAMES & ASSOCIATES, INC.

As Representative (as defined below)

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:    Bounty Minerals, Inc. (the “Company”) - Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Bounty Minerals, Inc., a Delaware corporation (the “Company”), as issuer, and Raymond James & Associates, Inc., as representative of the Underwriters as named and defined therein (the “Representative” or “you”).

Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of the Class A Common Stock, as described in and contemplated by the Registration Statement (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an [officer/director/owner of stock, options, warrants or other securities] of the Company that the Company complete the Offering.

The undersigned further recognizes that the Class A Common Stock and/or the Company’s options, warrants or other securities (together, the “Company Securities”) held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) of any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the Act and the Exchange Act, for a period of 180 days following the consummation of the Offering (the “Lock-Up Period”), without the prior written consent of the Representative or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the Disposition of any of the Lock-Up Securities held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.

Ex. A-1

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) the transferee/donee agrees to be bound by the terms of this letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (“Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies Raymond James & Associates, Inc. at least two business days prior to the proposed transfer or disposition, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case, under the Company’s equity incentive plan or any other plan or agreement described in the Registration Statement, Time of Sale Information and Prospectus, including any Company Securities withheld by the Company for the payment of taxes due upon such exercise or vesting; provided that (A) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting and (B) any Company Securities received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to the terms of this letter agreement, and (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Company Securities or securities convertible into, or exchangeable or exercisable for, Company Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuerdirected Securities the undersigned may purchase in the Offering.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. All claims arising out of the interpretation, application or enforcement, or otherwise relating to the subject matter, of this letter agreement, including, without limitation, any breach of this letter agreement, shall be settled by final and binding arbitration (the “Arbitration”) in New York, New York, in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with the American Arbitration Association commercial rules. The decision of the arbitrators shall be binding on the undersigned and may be entered and enforced in any court of competent jurisdiction by the undersigned. The undersigned shall initially bear its own legal fees and costs in connection with the Arbitration provided, however, that it shall pay one-half of any filing fees, fees and expenses of the Arbitration. However, after the issuance of the award, the non-prevailing party (as determined by the arbitrators) will (i) bear all costs of Arbitration including the cost and expenses of the arbitrators and the cost of the proceedings and (ii) reimburse the prevailing party for its costs, expenses, attorneys’ fees and other legal expenses incurred in connection with the related dispute and the Arbitration. The Arbitration shall be pursued and brought to conclusion as rapidly as is possible. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS LETTER AGREEMENT.

[Signature page follows]

Ex. A-2

Very truly yours,

By:

Ex. A-3

EXHIBIT B

Form of Lock-Up Provisions

(a) Amended and Restated Charter

Section 4.7 Restrictions on Transfer.

(a) No holder of Common Stock that acquired its shares thereof prior to the consummation of the initial public offering of Class A Common Stock (the “IPO,” and each such holder an “Initial Stockholder”) shall be permitted to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Common Stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, which includes engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition, any Common Stock held by such Initial Stockholder or acquired by such Initial Stockholder immediately after the consummation of the IPO, or that may be deemed to be beneficially owned by such Initial Stockholder (collectively, the “Lock-Up”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period of 180 days following the consummation of the IPO (the “Lock-Up Period”), without the prior written consent of the managing underwriter of the IPO. Each Initial Stockholder agrees to execute such agreement as may be reasonably requested by the managing underwriter of the IPO that is necessary to give further effect hereto; provided that in the event of any conflict or inconsistency between the terms of such separate agreement and this Section 4.7, the terms of such separate agreement shall control. Following the expiration of the Lock-Up Period, the Initial Stockholders may effect a Disposition of all or any portion of their Common Stock, subject to compliance with applicable securities laws, policies of the Corporation, the Amended and Restated Certificate of Incorporation, the Bylaws and any other requirements imposed by the Corporation or the transfer agent and registrar with respect to the Common Stock.

(b) Notwithstanding Section 4.7(a), the Lock-Up shall not apply to (i) bona fide gifts, sales or other dispositions of shares of any class of the Corporation’s capital stock, in each case, that are made exclusively between and among an Initial Stockholder and members of the Initial Stockholder’s family, or affiliates of the Initial Stockholder, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (i) that (A) the transferee/donee, through its subsequent ownership of such transferred shares of Common Stock, is bound by the restrictions set forth in Section 4.7(a) to the same extent as the transferor/donor, (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (C) the Initial Stockholder notifies the managing underwriter of the IPO at least two business days prior to the proposed transfer or disposition, (iii) any exercise of options or vesting or exercise of any other equity-based award, in each case, under the Corporation’s equity incentive plan or any other plan or agreement described in the prospectus included in the registration statement on Form S-1 filed in connection with the IPO, including any Common Stock withheld by the Corporation for the payment of taxes due upon such exercise or vesting; provided that (A) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting and (B) any Common Stock received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to the Lock-Up; and (iii) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Corporation is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the U.S. Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

(c) Unless the written approval of the managing underwriter of the IPO is obtained with respect to a Disposition after the consummation of the IPO until the expiration of the Lock-Up Period, such purported Disposition shall not be effective to transfer record, beneficial, legal or any other ownership of such Common Stock, and the transferee shall not be entitled to any rights as a stockholder of the Corporation with respect to the Common Stock purported to be purchased, acquired or transferred in the Disposition (including, without limitation, the right to vote or to receive dividends with respect thereto). Each such share of Common Stock subject to the Lock-Up Period shall bear the following legend (or any substantially similar legend):

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BOUNTY MINERALS, INC.

Ex. B-1

(b) Bounty LLC Agreement

Section 10.1 Lock-Up Restrictions.

(a) No holder of Units that acquired its Units thereof pursuant to the Reorganization described in Section 3.03(a) (each such holder, an “Initial Unitholder”) shall be permitted to, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Units, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, which includes engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition, any Units held by such Initial Unitholder or acquired by such Initial Unitholder immediately after the consummation of the IPO, or that may be deemed to be beneficially owned by such Initial Unitholder (collectively, the “Lock-Up”), for a period of 180 days following the consummation of the IPO (the “Lock-Up Period”), without the prior written consent of the managing underwriter of the IPO or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the Initial Unitholder has or may have hereafter to require the Corporation to register under the Act the Disposition of any of the Units, or any Class A Common Stock issuable upon the redemption of such Units pursuant to the Redemption Right, subject to the Lock-Up held by the Initial Unitholder, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Corporation or the Company under the Act during the Lock-Up Period. Each Initial Unitholder agrees to execute such agreement as may be reasonably requested by the managing underwriter of the IPO that is necessary to give further effect hereto; provided that in the event of any conflict or inconsistency between the terms of such separate agreement and this Section 10.1, the terms of such separate agreement shall control. Following the expiration of the Lock-Up Period, the Initial Unitholders may effect a Disposition of all or any portion of their Units, subject to compliance with applicable securities laws, policies of the Corporation and the Company, the Amended and Restated Certificate of Incorporation of the Corporation, the Amended and Restated Bylaws of the Corporation, this Agreement, the Certificate and any other requirements imposed by the Corporation, the Company or the transfer agent and registrar with respect to the Units.

(b) Notwithstanding Section 10.1(a), the Lock-Up shall not apply to bona fide gifts, sales or other dispositions of any class of the Company’s equity interests, in each case, that are made exclusively between and among the Initial Unitholder or members of the Initial Unitholder’s family, or affiliates of the Initial Unitholder, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (ii) that (A) the transferee/donee agrees to be bound by the restrictions set forth in Section 10.1(a) to the same extent as the transferor/donor, (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (C) the Initial Unitholder notifies the managing underwriter of the IPO at least two business days prior to the proposed transfer or disposition.

(c) Unless the written approval of the managing underwriter of the IPO is obtained with respect to a Disposition after the consummation of the IPO until the expiration of the Lock-Up Period, such purported Disposition shall not be effective to transfer record, beneficial, legal or any other ownership of such Units, and the transferee shall not be entitled to any rights as a holder of Units with respect to the Units purported to be purchased, acquired or transferred in the Disposition (including, without limitation, the right to vote or to receive dividends with respect thereto). Each such Unit subject to the Lock-Up shall bear the following legend (or any substantially similar legend):

THE UNITS REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF BOUNTY MINERALS HOLDINGS LLC.

Ex. B-2

EXHIBIT C

Form of Opinion and 10b-5 Statement of Counsel to the Company

[To come.]

Ex. C-1